Shenandoah Telecommunications Company                   Exhibit 5.1
500 Shentel Way
Edinburg, VA 22824                                      August 9, 2005

      Re:   Registration Statement on Form S-8 - 2005 Shenandoah
            Telecommunications Company Stock Incentive Plan

Ladies and Gentlemen:

      I am the General Counsel of Shenandoah Telecommunications Company (the "Company") and have acted as such in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about the date set forth above under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 480,0000 shares (the "Shares") of the Company's Common Stock, no par value (with associated stock purchase rights), which may be issued under the Company's 2005 Stock Incentive Plan (the "Plan").

      In rendering my opinion, I have examined and shall be entitled to rely upon originals or copies, certified or otherwise identified to my satisfaction, of such documents, instruments and certificates as I have deemed necessary for purposes of this opinion, including without limitation (i) the Registration Statement, (ii) the Amended and Restated Articles of Incorporation and Bylaws of the Company, as amended, (iii) the Plan, (iv) a review of the Virginia State Corporation Commission's website to the effect that the Company is in good standing under the laws of that state, (v) one or more officer's certificates as to certain factual matters, (vi) the minutes of the Board of Directors of the Company relating to the amendment and restatement of the Plan, (vii) the draft minutes of the May 3, 2005 meeting of the shareholders of the Company relating to the amendment and restatement of the Plan; (viii) the Notice of Annual Meeting and Proxy Statement delivered to shareholders of the Company in connection with the May 3 meeting, (ix) a specimen stock certificate and (ix) such other documents of the Company as I have deemed necessary or appropriate for the purpose of the opinion expressed herein.

      In connection with the foregoing, I have assumed the authenticity of all records, documents and instruments submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to me as copies and the due authorization, execution and delivery of the applicable records, documents and instruments by the parties thereto.

      I am a corporate counsel member of the Bar of the State of Virginia and a full member of the Bar of the District of Columbia, and the opinion set forth below is restricted to matters governed by the laws of the State of Virginia and the federal securities laws. .

      Based upon the foregoing and the qualifications and limitations set forth below, I am of the opinion that the shares have been validly authorized and when
(i) the Registration Statement and any amendments thereto filed with the Securities and Exchange Commission have become effective, (ii) the provisions of such state securities laws as may be applicable have been complied with, (iii) payment of the purchase price is made by participating employees in the manner provided by the Plan, and (iv) the Shares are otherwise issued and sold in accordance with the Plan and any applicable award agreement, the Shares will be validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to use of my name under Item 5, "Interests of Named Experts and Counsel," in the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act. However, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

                                               Very truly yours,

                                           By: /s/ Jonathan R. Spencer
                                              __________________________________
                                               Jonathan R. Spencer